Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-106703, 333-106704, 333-59234, 333-49274, 333-87875, 333-57933, 333-50689, 333-32795, 333-88706, 33-77600, 33-76090, and 33-36968 on Form S-8 of our report on the financial statements and the financial statement schedule dated March 30, 2005 (April 19, 2005 as to the effect of vacating Building 3 in Redmond, Washington described in Note 12) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s ability to continue as a going concern at December 31, 2004) of Three-Five Systems, Inc. and subsidiaries and our report dated March 30, 2005 on management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A Amendment No. 1 of Three-Five Systems, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
April 19, 2005